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EXHIBIT 24

POWER OF ATTORNEY TO SIGN ANNUAL REPORT

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William F. Ohrt and Charles E. Cauthen, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign the name of such person in the capacity indicated below opposite the name of each person to the Annual Report for the fiscal year ended December 31, 2002 of Walter Industries, Inc. on Form 10-K and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed this 15th day of March, 2004.

/s/ DONALD N. BOYCE Director
/s/ HOWARD L. CLARK, JR. Director
/s/ PERRY GOLKIN Director
/s/ SCOTT C. NUTTALL Director
/s/ BERNARD G. RETHORE Director
/s/ JERRY W. KOLB Director
/s/ NEIL A. SPRINGER Director
/s/ MICHAEL T. TOKARZ Director

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  EXHIBIT 24